UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 3, 2010

CAPITAL BANK CORPORATION

(Exact name of registrant as specified in its charter)

North Carolina	000-30062	56-2101930
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

333 Fayetteville Street, Suite 700

Raleigh, North Carolina 27601

(Address of principal executive offices)

(919) 645-6400

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 3, 2010, Capital Bank Corporation (the “Company”), Capital Bank, a wholly-owned subsidiary of the Company (“Capital Bank”), and North American Financial Holdings, Inc. (“NAFH”) entered into an investment agreement (the “Agreement”), pursuant to which NAFH has agreed to purchase, subject to certain conditions, for $181,050,000 in cash, 71,000,000 shares of common stock, no par value, of the Company (the “Common Stock”), at a purchase price of $2.55 per share, and under which each existing Company shareholder shall receive, immediately prior to closing, one contingent value right (“CVR”) per share that would entitle the holder to receive up to $0.75 in cash per CVR at the end of a five-year period based on the credit performance of Capital Bank’s existing loan portfolio (the “Transaction”). Following the Transaction, it is anticipated that NAFH will own approximately 84.6% of the Company’s outstanding Common Stock.

The Agreement provides that NAFH may, in its sole discretion and at any time, conduct a tender offer to purchase up to 5,250,000 additional shares of Company common stock at a price not less than $2.55 per share. Following the closing of the Transaction, the Company will distribute to its shareholders, as of a record date prior to the closing, non-transferable rights to purchase Common Stock at a purchase price of $2.55 per share. Each shareholder will be entitled to purchase a number of shares of stock proportional to the number of shares held by such shareholder as of the record date, except that the maximum number of shares with respect to which such rights may be exercised, in the aggregate, is 5,000,000.

Consummation of the Transaction is subject to a number of conditions, including (i) receipt of all required regulatory approvals, (ii) the approval of the Transaction and certain amendments to the Company’s Articles of Incorporation by the Company’s shareholders, including to increase the Company’s authorized shares (the “Articles Amendment”), (iii) the entry by the Company and the United States Department of the Treasury (“Treasury”) into a binding agreement regarding the Company’s repurchase or redemption, at a discount, of shares of the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series A and warrant to purchase shares of Common Stock issued to the Treasury in connection with the Company’s participation in the Capital Purchase Program of the Treasury’s Troubled Asset Relief Program (the “TARP Repurchase”), (iv) the appointment of individuals designated by NAFH to the board of directors of the Company and Capital Bank in such numbers that such NAFH designees constitute a majority of both boards, (v) the resignation of certain directors of the Company and Capital Bank, (vi) the listing of the Common Stock to be issued to NAFH on The NASDAQ Stock Market LLC (“NASDAQ”), (vii) certain limitations on deposit levels and charge-offs, (viii) the declaration of the CVR distribution; and (ix) other terms and conditions typical of similar transactions.

The Agreement contains customary representations, warranties, and various covenants, including, among others, covenants by the Company (i) to call a shareholder meeting to approve the Transaction and the Articles Amendment and file and distribute a definitive proxy statement related to such meeting, (ii) to use reasonable best efforts to enter into and maintain in effect an agreement with the Treasury regarding the TARP Repurchase, (iii) enter into indemnification agreements with the Company’s directors, including the new directors appointed by NAFH, and (iv) maintain the Company’s existing NASDAQ listing and cause the shares of Common Stock to be issued to NAFH to be listed on NASDAQ at or prior to the closing of the Transaction.

The Agreement may be terminated in a number of situations, including (i) by the Company or NAFH if (a) the closing does not occur within 150 days after the Agreement is signed, (b) the Treasury does not approve the redemption or repurchase of the TARP shares within 90 days after the Agreement is signed, or (c) if the Federal Reserve or the North Carolina Commissioner of Banks fails to approve the Transaction within 120 days after the Agreement is signed (or the earlier denial or revocation of a required regulatory approval), (ii) by the Company or NAFH in the event of a breach of a representation or warranty or a covenant (and fails to cure such breach in the time allowed in the Agreement) that causes the failure of a closing condition to be satisfied, (iii) by the Company or NAFH if the Company’s shareholders do not approve the Transaction and related transactions, or (iv) by NAFH if the Company breaches the Agreement’s exclusivity/non-solicitation provisions or the Company’s board of directors withdraws its recommendation to the Company’s shareholders with respect to the Transaction.

If the Agreement is terminated because (i) the Company breaches the Agreement’s exclusivity/non-solicitation provisions or the Company’s board of directors, after recommending that the Company shareholders approve the

Transaction, later recommends consummation of an alternative transaction, (ii) the Company’s shareholders do not approve the Transaction and related transactions, or (iii) the Company commits a breach of a covenant (and fails to cure such breach in the time allowed in the Agreement) that causes the failure of a closing condition to be satisfied, in each case following the Company’s receipt or the public disclosure of an alternate transaction proposal, then the Company will owe NAFH a $500,000 expense reimbursement (payable within two days after termination) and a $5,000,000 termination fee (payable on closing of another transaction). If the Agreement is terminated due to a material uncured breach by the Company of a covenant, the Company must pay NAFH a $500,000 expense reimbursement (payable within two days after termination). If the Agreement is terminated due to a material uncured breach of a covenant by NAFH, NAFH must pay the Company a $1,000,000 expense reimbursement (payable within two days after termination).

It is the intention of NAFH to maintain in place the management team of Capital Bank subject to the establishment of, and acceptance of, performance criteria. The Agreement permits Capital Bank to renew the employment agreements of B. Grant Yarber, Michael R. Moore, and Mark Redmond on certain terms approved by NAFH. The Agreement also provides that, after closing, the Company’s and Capital Bank’s boards of directors will consist of Oscar A. Keller III and one other current director (the “Legacy Directors”) and the directors designated by NAFH. In addition, the Legacy Directors will be elected or appointed to NAFH’s board of directors immediately following closing.

Prior to the closing of the Transaction, the Company and NAFH have agreed to enter into a Registration Rights Agreement regarding the registration by the Company of the shares of Common Stock to be issued to NAFH in certain circumstances. Pursuant to the proposed terms of the Registration Rights Agreement, NAFH will have certain shelf registration rights, demand registration rights, and unlimited piggyback registration rights, subject to customary limitations.

The foregoing description of the Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is attached to this Form 8-K as Exhibit 10.1 and incorporated herein by reference. This summary and the Agreement have been included to provide shareholders with information regarding its terms. It is not intended to provide any other factual information about the Company or NAFH. The representations and warranties contained in the Agreement are made to, and solely for the benefit of, the parties to the Agreement. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure letters that the parties have exchanged in connection with signing the Agreement. Moreover, certain representations and warranties in the Agreement are made for the purpose of allocating risk between the parties, rather than establishing matters as facts. Accordingly, investors and security holders should not rely on the representations and warranties as characterizations of the actual state of facts, since they were only made as of the date of the Agreement and are modified in important respects by the confidential disclosure letters. The representations and warranties contained in the Agreement should only be read in conjunction with the other information that the Company makes publicly available in reports, statements and other documents filed with the Securities and Exchange Commission. A copy of the press release announcing the Transaction is set forth in Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

To the extent required by Item 3.02 of Form 8-K, the information set forth under Item 1.01 of this Form 8-K is incorporated by reference in this Item 3.02. The issuance of securities pursuant to the Transaction is a private placement to “accredited investors” (as that term is defined under Rule 501 of Regulation D) and is exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder, as a transaction by an issuer not involving a public offering.

Cautionary Statement

The investment discussed above involves the sale of securities in a private transaction that will not be registered under the Securities Act and will be subject to the resale restrictions under the Securities Act. Such securities may not be offered or sold absent registration or an applicable exemption from registration requirements. This document does not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such an offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward-looking Statements

Information in this Current Report on Form 8-K contains forward-looking statements. These statements involve risks and uncertainties that could cause actual results to differ materially, including without limitation, delays in obtaining or failure to receive required regulatory approvals, including approval by the North Carolina Office of the Commissioner of Banks and the Board of Governors of the Federal Reserve System and the Treasury’s agreement to permit the Company to redeem or repurchase the Treasury’s preferred stock and warrant at a discount, the possibility that fewer than the required number of the Company’s shareholders vote to approve the Transaction or the Articles Amendment, the occurrence of events that would have a material adverse effect on the Company as described in the Agreement, the risk that the Agreement could be terminated under circumstances that would require the Company to pay a termination fee of $5 million, and other uncertainties arising in connection with the Transaction. Additional factors that could cause actual results to differ materially are discussed in the Company’s filings with the Securities and Exchange Commission (“SEC”), including without limitation its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K. The Company does not undertake a duty to update any forward-looking statements in this Form 8-K.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the Transaction. The Company will file a proxy statement and other documents regarding the Transaction described in this Form 8-K with the SEC. SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE COMPANY’S PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain the proxy statement and other relevant documents free of charge at the SEC’s website, http://www.sec.gov, and the Company’s shareholders will receive information at an appropriate time on how to obtain the proxy statement and other Transaction-related documents for free from the Company. Such documents are not currently available.

The Company and its directors, executive officers, certain members of management, and employees may have interests in the Transaction or be deemed to be participants in the solicitation of proxies of the Company’s shareholders to approve the Transaction. Certain information regarding the participants and their interest in the solicitation is set forth in the proxy statement for the Company’s 2010 Annual Meeting of Shareholders filed with the SEC on April 30, 2010. Shareholders may obtain additional information regarding the interests of such participants by reading the proxy statement relating to the Transaction when it becomes available.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description of Document

Exhibit 10.1	Investment Agreement, dated November 3, 2010, among Capital Bank Corporation, Capital Bank and North American Financial Holdings, Inc.

Exhibit 99.1	Press release dated November 4, 2010

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 4, 2010	CAPITAL BANK CORPORATION

	By:	/s/ B. Grant Yarber
B. Grant Yarber
President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description of Document

Exhibit 10.1	Investment Agreement, dated November 3, 2010, among Capital Bank Corporation, Capital Bank and North American Financial Holdings, Inc.

Exhibit 99.1	Press release dated November 4, 2010